UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): September 26, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Result of Operations and Financial Condition.

The information in this Form 8-K, including the accompanying exhibit, shall not be deemed to be “filed” for the purposes of section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filings.

On September 29, 2005, Decorize, Inc., a Delaware corporation (“Decorize”), issued a press release announcing its earnings for its fiscal year ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 26, 2005, Decorize’s Board of Directors acted, in accordance with the Bylaws, to decrease the number of members of the Board of Directors from eight (8) members to six (6) members, effective as of the time of commencement of the annual meeting of stockholders, which is scheduled to be held on October 28, 2005. Mr. Kevin Bohren and Mr. Fabian Garcia, current members of the Board of Directors, will not be nominated for re-election at the annual meeting. To the knowledge of Decorize’s executive officers, the decision not to have Mr. Bohren and Mr. Garcia stand for re-election was not due to any disagreement either of them have with Decorize’s operations, policies or practices. Each of Mr. Bohren and Mr. Garcia have indicated a desire to spend more time pursuing other interests not related to Decorize.

Item 9.01. Financial Statements and Exhibits

( c ) Exhibits

Exhibit No.  Description

99.1   Press release dated September 29, 2005, announcing the
                  Company’s earnings for its fiscal year ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: September 29, 2005	By:	/s/ Brent Olson
Name: Brent Olson
Title: Vice President of Finance

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release of Registrant dated September 29, 2005